FGI-VIB-SCH(11/25)-NJ 1 PRUCO LIFE INSURANCE COMPANY, PHOENIX, ARIZONA REGISTERED INDEX-LINKED VARIABLE INCOME BENEFIT SCHEDULE SUPPLEMENT Annuity Number: [001-0001] Effective Date: [Effective Date of Rider] [Protected Life] [Joint Protected Lives] on the Effective Date: [John Doe] Date of Birth: [October 21, 1972] [[Mary Doe] Date of Birth: [October 15, 1972]] Income Percentage: Age on Effective Date Protected Life Income Percentages Joint Protected Lives Income Percentages [45-49 [2.50% [2.05% 50-54 2.90% 2.55% 55-59 3.20% 2.85% 60-64 3.55% 3.20% 65-69 4.00% 3.65% 70-74 4.60% 4.25% 75-79 5.30% 4.95% 80] 5.90%] 5.55%] Income Deferral Rate: Age on Effective Date Protected Life Income Deferral Rate Percentage Joint Protected Lives Income Deferral Rate Percentage [45-49 [0.05% [0.05% 50-54 0.10% 0.10% 55-59 0.10% 0.10% 60-64 0.15% 0.15% 65-69 0.20% 0.20% 70-74 0.25% 0.25% 75-79 0.35% 0.35% 80] 0.40%] 0.40%] Minimum Insured Income Stage Payment: [$100] Charge for the Rider: Assessed annually on the Index Anniversary at a rate of [1.70]% Maximum charge for the Rider: 2.50% Income Stage Waiting Period: [1st] anniversary of the Effective Date; Benefit Termination Waiting Period: [3rd] anniversary of the Effective Date.